Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of March 5, 2019, by and between BK Technologies, Inc., a Nevada corporation (the “Company”), and William P. Kelly, an individual (the “Executive”).

The Company desires to employ the Executive as an executive of the Company, and the parties desire to enter into this Agreement with respect to such employment.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto intending to become legally bound hereby agree as follows:

1.           Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, upon the terms and conditions hereinafter set forth.

2.           Duties and Services.

2.1           Title and Duties.  The Executive shall serve as the Chief Financial Officer and Secretary of the Company and shall perform such duties as are customary for the Chief Financial Officer and Secretary of a publicly traded company registered with the SEC and listed for trading on a national securities exchange and such other duties as may be assigned to him from time to time by the President or the Board of Directors of the Company.  The Executive shall report to the President and the Board of Directors of the Company in carrying out the Executive’s duties.  The Executive shall serve as the principal financial and accounting officer of the Company for SEC reporting purposes.

2.2           Time.  The Executive shall devote his full business time and attention to the business of the Company and to the promotion of the Company’s best interest, subject to vacations, holidays and normal illnesses pursuant to the Company’s policies in place from time to time. The Executive shall at all times comply with Company policies in place from time to time, including but not limited to the Company’s Code of Ethics.

2.3           Travel.  The Executive shall undertake such travel as may be necessary and desirable to promote the business and affairs of the Company, consistent with the Executive’s position and duties with the Company.

3.           Term of Employment.  The Executive’s employment will be “at-will,” meaning that either the Executive or the Company may terminate the Executive’s employment at any time and for any reason, with or without cause.

4.           Compensation.

4.1           Base Salary.  For the services to be rendered by the Executive pursuant to this Agreement, the Company shall pay the Executive a base salary equal to $215,000 (the “Base Salary”). The compensation paid hereunder to the Executive shall be paid in accordance with the normal payroll practices of the Company and shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by the Company to an employee.  The Base Salary will be subject to annual review and adjustment by the Compensation Committee of the Company’s Board of Directors based upon the Executive’s performance.

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4.2            Annual Bonus.  Commencing with respect to the Company’s 2019 fiscal year, the Executive will be eligible to receive a bonus, payable in cash or through equity in the Company, as determined by the Compensation Committee of the Company’s Board of Directors.  The bonus will be subject to the achievement of performance metrics, goals, objectives and/or other criteria as determined by the Compensation Committee of the Company’s Board of Directors.  Any stock options in the Company will vest over a period of five years from the date of grant, and will be nonqualified options under the federal tax laws.  Any equity award shall be evidenced by and subject to the terms and conditions of an Award Agreement entered into between the Company and the Executive.

4.3           Severance.  In the event this Agreement is terminated by the Company without Cause, then the Company shall pay the Executive an amount equal to six (6) months of the Executive’s Base Salary in effect at the time of the termination or the original Base Salary set forth herein, whichever is greater, provided that the same shall be payable by the Company over a twelve (12)-month period in accordance with the Company’s normal payroll practices and subject to applicable law.  The severance shall commence as of the effective date of such termination.  If the Executive is terminated for Cause, the Executive shall not be entitled to any severance under this Agreement.  For purposes of this Agreement, “Cause” shall exist if the Executive (i) acts dishonestly or incompetently or engages in willful misconduct in performance of his executive duties, (ii) breaches the Executive’s fiduciary duties owed to the Company, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude, and/or (v) breaches his obligations under this Agreement.

4.4           Change of Control Agreement.  The parties acknowledge that the Executive and the Company have entered into an Executive Change of Control Agreement. The parties acknowledge and agree that the Executive will not receive any severance payment pursuant to this Agreement if, in connection with the termination of the Executive’s employment by the Company without Cause, the Executive is entitled to receive a “Payment” under the Change of Control Agreement.

5.           Expenses and Vacation.

5.1           Travel and Entertainment Expense.  The Company shall reimburse the Executive for all reasonable and necessary travel and entertainment expenses incurred by Executive in the performance of the Executive’s duties hereunder upon submission of vouchers and receipts evidencing such expenses in accordance with applicable Company policies.

5.2           Vacation.  The Executive shall be entitled to vacation of up to five (5) weeks per calendar year, pursuant to the applicable Company policy.  All vacations shall be in addition to recognized national holidays.  During all vacations, the Executive’s compensation and other benefits as stated herein shall continue to be paid in full.  Such vacations shall be taken only at times convenient for the Company, as approved by the executive or body to which the Executive reports pursuant to this Agreement.

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6.           Company Benefit Programs.  In addition to the compensation and the rights provided for elsewhere in this Agreement, the Executive shall be entitled to participate in each plan of the Company now or hereafter adopted and in effect from time to time for the benefit of executive employees of the Company, to the extent permitted by such plans and applicable law. Nothing in this Agreement shall limit the Company’s right to amend, modify and/or terminate any benefit plan, policies or programs at any time for any reason.

7.           Restrictive Covenants and Need for Protection.  The Executive acknowledges that, because of his senior executive position with the Company, he has or will develop knowledge of the affairs of the Company and its subsidiaries and their relationships with supplies, dealers, distributors and customers such that he could do serious damage to the financial welfare of the Company and/or its subsidiaries should he compete or assist others in competing with the business of the Company and/or its subsidiaries.  Consequently, and in consideration of the Executive’s employment with the Company, and for the benefits that the Executive is entitled to receive under this Agreement, and for other good and valuable consideration, the receipt of which he hereby acknowledges, the Executive hereby agrees as follows:

7.1           Confidential Information.

7.1.1     Non-disclosure.  Except as the Company may permit or direct in writing, during the term of this Agreement and thereafter, the Executive agrees that the Executive will not disclose to any person or entity any confidential or proprietary information, knowledge or data of the Company or any of its subsidiaries that he may have obtained while in the employ of the Company, relating to any customers, customer lists, methods, distribution, sales, prices, profits, costs, contracts, inventories, suppliers, dealers, distributors, business prospects, business methods, manufacturing ideas, formulas, plans or techniques, research, trade secrets, or know-how of the Company or any of its subsidiaries.  Nothing contained in this Agreement shall limit the Executive’s ability to respond to a lawful subpoena; to make a report to or cooperate with any government agency, including without limitation the ability to participate in an investigation, provide information, and recover any remuneration awarded for doing so; and to comply with any other legal obligations.

7.1.2     Return of Records.  All records, documents, software, computers, computer disks, hard drives and any other form of information relating to the business of the Company or any of its subsidiaries that are or were acquired, prepared or created for or by the Executive or that may or did come into the Executive’s possession during the term of the Executive’s employment with the Company, including any and all copies thereof, shall immediately be returned to or, as the case may be, shall remain in the possession of the Company, as of the termination of the Executive’s employment with the Company.

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7.2           Covenant Not to Compete.  During the Executive’s employment and for a period of one year thereafter, the Executive agrees that he will not participate in or finance, directly or indirectly, for himself or on behalf of any third party, anywhere in the world, as principal, agent, employee, employer, consultant, advisor, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business that is competitive with the business of the Company and/or any of its subsidiaries, as conducted at any time during the twelve-month period prior to the time in question. Notwithstanding the foregoing, the ownership of not more than one percent (1%) of the outstanding securities of any company listed on any national securities exchange shall not constitute a violation of this Section, provided that the Executive’s involvement with any such company is solely that of a passive security holder and the Executive discloses such ownership in advance to the Company’s Board of Directors.

7.3           Covenant Not to Solicit.  The Executive agrees that he will not, during the Executive’s employment and for a period of one (1) year thereafter:

(a)           directly or indirectly, request or advise any of the customers, distributors or dealers of the Company or any of its subsidiaries to terminate or curtail their business with the Company or any of its subsidiaries, or to patronize another business that is competitive with the Company or any of its subsidiaries; or

(b)           directly or indirectly, on behalf of himself or any other person or entity, request, advise or solicit any employee of the Company or any of its subsidiaries to leave such employment for any reason.

7.4           Judicial Modification.  In the event that any court of law or equity shall consider or hold any aspect of this Section 7 to be unreasonable or otherwise unenforceable, the parties hereto agree that the aspect of this Section so found may be reduced or modified by appropriate order of the court and shall thereafter continue, as so modified, in full force and effect.

7.5           Injunctive Relief.  The parties hereto acknowledge that the remedies at law for breach of this Section 7 will be inadequate, and that the Company shall be entitled to injunctive relief for any violation or threatened violation thereof; provided, however, that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the Executive.

8.           Inventions and Discoveries.  The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company, all of the Executive’s right, title and interest in and to all inventions, ideas, know how, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by the Executive, solely or jointly, during the term hereof that relate to the products or services of the Company or any of its subsidiaries or which otherwise relate or pertain to the business, functions or operations of the Company or any of its subsidiaries.  The Executive agrees to communicate promptly and to disclose to the Company in such form as the Executive may be reasonably requested to do so, all information, details and data pertaining to such inventions, ideas, know how, disclosures and improvements and to execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the applicable patent applications, and, as to copyrightable material, to obtain copyrights thereof.

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9.           Tax Withholding.  All payments made and benefits provided by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

10.           Survival of Obligations.  All obligations of the Company and the Executive that by their nature involve performance, in any particular instance, after the termination of the Executive’s employment or the term of this Agreement, or that cannot be ascertained to have been fully performed until after the termination of Executive’s employment or the term of this Agreement, will survive the expiration or termination of the term of this Agreement.

11.           Officer Resignation.  Upon termination of the Executive’s employment with the Company for any reason, the Executive shall resign, as of the date of such termination, from any and all director and officer positions held by the Executive with the Company or any of its parent companies, subsidiaries or affiliates.

12.           Miscellaneous.  The following miscellaneous sections shall apply to this Agreement:

12.1           Modifications and Waivers.  No provision of this Agreement may be modified, waived or discharged unless that modification, waiver or discharge is agreed to in writing by the Executive and the Company.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by that other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time, or at any prior or subsequent time.

12.2           Construction of Agreement.  This Agreement supersedes any oral or written agreements between the Executive and the Company and any oral representations by the Company to the Executive with respect to the subject matter of this Agreement.

12.3           Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

12.4           Severability.  If any one or more of the provisions of this Agreement, including but not limited to Section 7 hereof, or any word, phrase, clause, sentence or other portion of a provision is deemed illegal or unenforceable for any reason, that provision or portion will be modified or deleted in such a manner as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable law.  The validity and enforceability of the remaining provisions or portions of this Agreement will remain in full force and effect.

12.5           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which will evidence one and the same agreement.

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12.6           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns.  Neither party may assign the party’s rights or obligations under this Agreement, provided that the Company may assign this Agreement to a parent corporation that is created in connection with a merger of the Company with an indirect wholly owned subsidiary as part of a holding company reorganization.

12.7           Entire Agreement.  This Agreement contains the entire agreement of the parties.  All prior arrangements or understandings, whether written or oral, are merged herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

BK TECHNOLOGIES, INC. By: /s/ Timothy A. Vitou Name: Timothy A. Vitou Title: President Date: March 20, 2019	THE EXECUTIVE By: /s/ William P. Kelly Name: William P. Kelly Date: March 20, 2019

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